Exhibit 10.7

__________, 2005

Highbury Financial Inc.
999 Eighteenth Street, Suite 3000
Denver, Colorado 80202

ThinkEquity Partners LLC
31 West 52nd Street, 17th Floor
New York, New York 10019

EarlyBirdCapital, Inc.
275 Madison Avenue, Suite 1203
New York, New York 10016

Re:  Initial Public Offering

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Highbury Financial Inc., a Delaware corporation (the “Company”), ThinkEquity Partners LLC and EarlyBirdCapital, Inc. (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and two warrants, each of which is exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 12 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and the Underwriter as follows:

1.    If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares of Common Stock owned by him or it in accordance with the majority of the votes cast by the holders of the IPO Shares.

2.    In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO or 24 months under the circumstances described in the prospectus relating to the IPO (the first to occur of such dates, the “Transaction Failure Date”), the undersigned will take all reasonable actions within his power to (i) cause the Trust Fund to be liquidated and distributed to the holders of the IPO Shares as soon as practicable but in no event later than 60 (sixty) calendar days after the Transaction Failure Date and (ii) cause the Company to dissolve and liquidate as soon as practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”). The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the Trust Fund as a result of such distribution, or to any other amounts distributed in connection with a liquidating distribution of the Company with respect to his Insider Shares and his Insider IPO Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned hereby agrees that the Company shall be entitled to reimbursement from the undersigned for any distribution of the Trust Fund, or any other amounts distributed by the Company in connection with a liquidating distribution, received by the undersigned in respect of such person’s Insider Shares.

3.    [The undersigned agrees to indemnify and hold harmless the Company, jointly and severally with R. Bruce Cameron/Richard S. Foote, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of (i) any claim by any vendor or other person who is owed money by the Company for services rendered or products sold, or (ii) any claim by any acquisition target that the Company did not pay, or reimburse, such target for the fees and expenses of third party providers of services (such as accountants, consultants and attorneys) to the target that the Company agreed in writing with the target to be liable for, in accordance with the terms of such agreement, but in each case only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund (or, in the event that such claim arises after the distribution of the Trust Fund, to the extent necessary to ensure that the Company’s former stockholders other than the undersigned and Mr. Cameron/Foote are not liable for any amount of such loss, liability, claim, damage or expense).]1

4.    In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire or acquire control of (through merger, capital stock exchange, asset acquisition, stock purchase or other business combination), an operating business in the financial services industry, until the earlier of the consummation by the Company of a Business Combination, the distribution of the Trust Fund or until such time as the undersigned ceases to be an officer or director of the Company; provided, however, that the presentation of such opportunities to the Company shall in each case be subject to any fiduciary or contractual obligation of the undersigned arising from a fiduciary or contractual relationship.

5.    The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders or their respective affiliates unless the Company obtains an opinion from an independent investment banking firm that the business combination is fair to the Company’s stockholders from a financial perspective.
______________________

1 This section of the agreement will appear only in the agreements executed by R. Bruce Cameron and Richard S. Foote.

6.    Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation, including payments to related parties of the existing stockholders for performing due diligence, for services rendered to the Company prior to or in connection with the consummation of the Business Combination except as described in the registration statement with respect to Broad Hollow LLC, provided that commencing on the effective date of the IPO, Berkshire Capital Securities LLC (“Related Party”) shall be allowed to charge the Company $7,500 per month to compensate it for the Company’s use of Related Party’s offices, utilities and personnel. The undersigned shall also be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

7.    Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive, or accept, a finder’s fee or any other compensation from the Company in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination except as described in the Company’s registration statement.

8.    The undersigned shall not, and shall cause the members of such person's immediate family and the affiliates of such person to not, accept a finder's fee or any other compensation in the event the undersigned, any member of such person's immediate family or any affiliate of such person originates our initial Business Combination except as described in the registration statement with respect to Broad Hollow LLC.

9.    The undersigned will escrow his Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with an escrow agent acceptable to the Company.

10.   The undersigned agrees to be [President and Chief Executive Officer, Treasurer and Director/Chairman of the Board of Directors] until the earlier of the consummation by the Company of a Business Combination or the Liquidation Date. The undersigned’s biographical information furnished to the Company and the Underwriters and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s questionnaires furnished to the Company and the Underwriters and attached hereto as Exhibit B are true and accurate in all respects. The undersigned represents and warrants that:

(a)    the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)    the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and

(c)    the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked.

11.   The undersigned has full right and power, without violating any agreement by which he is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this letter agreement serve as [President and Chief Executive Officer, Treasurer and as a member of the Board of Directors of the Company/Chairman of the Board of Directors and hereby consents to being named in the registration statement as a[n] [officer] [director] of the Company.]

12.   As used herein, (i) a “Business Combination” shall mean the initial acquisition by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or otherwise, of or control of an operating business in the financial services industry selected by the Company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO, excluding the 166,667 shares underlying the 166,667 Units that the Insiders have indicated that they intend to purchase in the IPO; (v) “Insider IPO Shares” shall mean the 166,667 shares underlying the 166,667 Units that the Insiders have indicated that they intend to purchase in the IPO; and (vi) “Trust Fund” shall mean the Trust Account established under that certain Investment Management Trust Agreement, dated as of the date hereof, between the Company and Continental Stock Transfer & Trust Company.

The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date and (ii) the Liquidation Date; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination, [and provided further that Section 3 of this agreement shall survive a termination pursuant to clause (ii).]

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

________________________________
[Name of current stockholder]

Accepted and agreed:

Highbury Financial Inc.

By:_______________________________
Name:
Title:

ThinkEquity Partners LLC

By:_______________________________
Name:
Title:

EarlyBirdCapital, Inc.

By:_______________________________
Name:
Title: